Exhibit 10.16

MODFICATION TO CREDIT AGREEMENT
(SBA Loan No. EXP 493-154-4000)

This AGREEMENT, made as of January 1, 2003, by and among COMMUNITY CAPITAL BANK, a New York Banking Corporation having an office at 111 Livingston Street, Brooklyn, New York 11201 (herein called the "Bank"), M.T. Marketing INT. Corp d/b/a "MT Ultimate Healthcare Referral Services", a Nevada Corporation Having its chief executive office at 43 Pulaski Street , Brooklyn, New York 11206 (herein called the "Borrower"), and MCDONALD S. TUDEME and MARGUERITA TUDEME, each an individual residing at 43 Pulaski Street, Brooklyn, New York 11206 and a director, an officer and a shareholder of the Borrower (herein individually called a "Guarantor" and collectively called the "Guarantors").

WHEREAS:

     I. The Borrower, the Guarantors and the Bank have entered into a Credit Agreement, dated as of December 12, 2001 (herein called the "Credit Agreement"), pursuant to which the Bank established an SBA-guaranteed Revolving Line of credit for use by the Borrower and conditionally committed, for a period ending December 1, 2002 to make Credit Loans to the Borrower in a principal amount not to exceed, in the aggregate, at any one time outstanding, the sum of One hundred Fifty Thousand and no/100 ($150,000.00) Dollars.

     II. The Borrower has required that the Bank (a) extend its Credit Commitment and the Termination Date (as such terms are defined in the Credit Agreement) to December 1, 2004 and (b) extend the Maturity Date (as such term is defined in the Credit Agreement) to January 1, 2005.

     III. The Bank is willing to grant to the Borrower such extensions of the Termination Date and the Maturity Date upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

          1.   Defined  Terms.  Terms  for  which  meanings  are provided in the
               --------------
               Credit  Agreement,  unless  otherwise  defined  herein,  are used herein  with  such  meanings.
          2.   Modification  of Credit Agreement. The Credit Agreement is hereby
               ---------------------------------
               modified as below provided and, except as so modified, shall remain in full force and effect. In the event of any inconsistency between the terms, covenants and provisions of the Credit Agreement and of this Modification to Credit Agreement (herein called the "Modification Agreement"), the term, covenants, conditions and provisions of this Modification Agreement shall be controlling.

               a. Paragraph 1 of the credit Agreement is hereby deleted and the following provisions substituted therefore:

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               i.   Credit  Commitment.
                    -------------------
               Subject to the terms and conditions of this Agreement, the Bank agrees (herein called its "Credit Commitment") that it hereof (herein called the "Closing Date") and continuing to the earlier
                                                                         -------
               of December 1, 2004 or the date on which there shall occur An Event of Default under this Agreement (herein called the "Termination Date"), make loans (herein called "Credit loans") to the Borrower, from time to time, when requested by the Borrower; provided, however, that the Bank shall not be required to make
               --------   -------
               any Credit Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Credit Loans would exceed the Bank's Credit Commitment. Subject to the terms hereof, the Borrower may from time to time borrow, repay and re-borrow amounts pursuant to the "Credit Commitment."

               b. Paragraph 4(a) and (b) of the Credit Agreement is hereby deleted and the following provisions substituted therefore:

     4.   Repayment;  Interest;  Default  Rate;  Late  Charges;  Clean-Up.
          ---------------------------------------------------------------

          a. The Borrower shall pay interest on the principal amount of the Note from time to time advanced and outstanding, computed from the date of each Credit loan, at the floating rate equal to one (1.0%) percent per annum above the Prime rate (as defined in subparagraph (C) below), as follows: interest only shall be due and payable on February 1, 2002 and continuing on the 1st day of each calendar month thereafter to and including termination Date. Said rate shall initially be determined AND BE EFFECTIVE ON THE Closing Date, and then adjusted upon any change in the Prime Rate, each such change being effective on the first day of the calendar month following the month in which the change in the Prime Rate occurred, but in no event in excess of the maximum interest rate permitted to be charged the Borrower under applicable law.
          b. The principal sum of One Hundred Fifty Thousand and No/100 ($150,000.00) Dollars or so much thereof as may be advanced and outstanding pursuant to the terms hereof shall be payable on January 1, 2005 (herein called the "Maturity Date")."

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     3.   Representations  and  Warranties.  The  Borrower hereby represents and
          --------------------------------
          warrants  that:

          a. the representations and warranties set forth in Paragraph 10 of the Credit Agreement were true and correct as of the date on which made, on the closing Date, on the date of each Credit loan, and on the data of the execution by the Borrower and the Guarantors of this Modification Agreement and no event of Default has occurred and is continuing;
          b. no litigation, arbitration of governmental proceeding or investigation against the Borrower of any Guarantor or Affecting the business or operations of the Borrower is pending or, to the knowledge of the Borrower or any Guarantor, threatened which was not disclosed to the bank pursuant to the Credit Agreement prior to the most recent Credit loans, and no development not so disclosed shall have occurred in any litigation, arbitration or governmental investigation or proceeding so disclosed, which in either event, if adversely determined, might, have a materially adversely effect upon the financial condition, operations or prospects of the Borrower or any Guarantors to perform their respective obligations under the Credit Agreement or any instrument executed pursuant thereto by the borrower or any Guarantor;
          c. the most recent financial statements furnished to the bank fairly present the financial condition of the Borrower as at such date and the results of the operations of the Borrower for the period then ended, and since said date, there has been no material adverse change in such conditions or operations; and
          d. the amount of principal indebt ness advance and outstanding under the Credit Agreement on the date of the execution of this Modification Agreement by the Borrower and the Guarantors is $144,528.29 and neither the Borrower nor any Guarantor has any counterclaims defenses or offsets to said indebtedness;
     4.   Conditions  Precedent. The obligations of the Bank here under shall be
          --------------------
          subject to the performance by the borrower of all its agreements heretofore to be performed and to the following further conditions:

          a. The bank shall have received an original of this Modification Agreement, duly executed by the Borrower and the Guarantors not later than June 30, 2003

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          b.   The  Borrower  shall have executed and delivered to the bank its
               Amended and Restated Note on SBA form 147, made as of January 1, 2003, in the maximum principal amount of $150,000.00;
          c. Lender must pay a guarantee fee in the amount of $937.50 to the united States Small Business Administration in connection with this modification Agreement and Borrower shall have reimbursed lender said guarantee fee; and
          d. The legal fee of the Bank's counsel, Laurence K. Brown, Esq., in connection with the preparation of this Modification Agreement shall have been paid by the Borrower.

     IN WITNESS WHEREOF, the parties hereto have executed this Modification to Credit Agreement.

          Borrower:      M.T. Marketing INT. Corp.

                         By:  /s/ Macdonald S. Tudeme
                         Macdonald S. Tudeme
                         President

                         November 7, 2003


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